As filed with the Securities and Exchange Commission on August 13, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MASCO CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	38-1794485
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
21001 Van Born Road
Taylor, Michigan
48180
(Address including zip code of Principal Executive Offices)

Masco Corporation 401(k) Plan
Masco Corporation Hourly 401(k) Plan
(Full title of the plan)

Gregory D. Wittrock
Vice President, General Counsel and
Secretary
Masco Corporation
21001 Van Born Road
Taylor, Michigan, 48180
(313) 274-7400

(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
	Amount to be	Maximum Offering	Aggregate	Registration Fee
Title of Securities to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	(2) (3)
Common Stock (par value $1.00 per share)	1,000,000	$10.67	$10,670,000	$760.77

(1)	Pursuant to Rule 416(a), this Registration Statement covers such indeterminate number of additional shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on August 11, 2010.

(3)	The filing fee payable herewith was previously paid and should be offset from the amount in the Company’s account with the SEC.

PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 8. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EX-23.1
EX-23.2
EX-24.1

EXPLANATORY NOTE
A Registration Statement on Form S-8 (Registration No. 333-74815) of Masco Corporation (the “Company”) was filed on March 22, 1999 to register under the 1933 Act 1,000,000 shares of the Company’s common stock, par value $1.00 per share, to be offered pursuant to the Masco Corporation 401(k) Plan (f/k/a Masco Corporation Salaried Savings Plan 401(k)) and the Masco Corporation Hourly 401(k) Plan (f/k/a Masco Corporation Hourly Savings Plan 401(k)). A Registration Statement on Form S-8 (Registration No. 333-75362) of the Company was filed on December 18, 2001 to register under the 1933 Act 250,000 shares of the Company’s common stock par value $1.00 per share to be offered pursuant to the Masco Services Group Corp. 401(k) Plan (f/k/a Masco Contractor Services, Inc. Salaried 401(k) Plan) and the Masco Services Group Corp. Hourly 401(k) Plan (f/k/a Masco Contractor Services, Inc. Hourly 401(k) Plan). Registration Statements Nos. 333-74815 and 333-75362 are referred to herein as the “Prior Registration Statements.”
Effective December 31, 2009 a portion of each of the Masco Services Group Corp. 401(k) Plan and the Masco Services Group Corp. Hourly 401(k) Plan merged into the Masco Corporation Hourly 401(k) Plan and the remaining portions of the Masco Services Group Corp. 401(k) Plan and the Masco Services Group Corp. Hourly 401(k) Plan merged into the Masco Corporation 401(k) Plan.
This Registration Statement on Form S-8 (the “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements under General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 1,000,000 shares of the Company’s common stock to be offered pursuant to the Masco Corporation 401(k) Plan and the Masco Corporation Hourly 401(k) Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of the Prior Registration Statements.
ITEM 8. EXHIBITS

23.1	Consent of PricewaterhouseCoopers LLP (Relating to report included in Form 10-K)

23.2	Consent of PricewaterhouseCoopers LLP (Relating to reports included in Forms 11-K)

24.1	Limited Power of Attorney

2

SIGNATURES
     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor, Michigan on the 13th day of August, 2010.

MASCO CORPORATION
By:	/s/ John g. sznewajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Wadhams Timothy Wadhams	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2010
/s/ John G. Sznewajs John G. Sznewajs	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	August 13, 2010
/s/ William T. Anderson William T. Anderson	Vice President — Controller (Principal Accounting Officer)	August 13, 2010
* /s/ Dennis W. Archer Dennis W. Archer	Director	August 13, 2010
* /s/ Thomas G. Denomme Thomas G. Denomme	Director	August 13, 2010
* /s/ Anthony F. Early, Jr. Anthony F. Early, Jr.	Director	August 13, 2010
* /s/ Verne G. Istock Verne G. Istock	Director	August 13, 2010
* /s/ David L. Johnston David L. Johnston	Director	August 13, 2010
* /s/ J. Michael Losh J. Michael Losh	Director	August 13, 2010
* /s/ Richard A. Manoogian Richard A. Manoogian	Director	August 13, 2010
* /s/ Lisa A. Payne Lisa A. Payne	Director	August 13, 2010
* /s/ Mary Ann Van Lokeren Mary Ann Van Lokeren	Director	August 13, 2010

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to the Limited Power of Attorney executed by the directors identified above, which Limited Power of Attorney is filed with this Registration Statement on Form S-8 as Exhibit 24.1.

/s/ John G. Sznewajs	Attorney-in-Fact

John G. Sznewajs

INDEX TO EXHIBITS

23.1	Consent of PricewaterhouseCoopers LLP (Relating to report included in Form 10-K)

23.2	Consent of PricewaterhouseCoopers LLP (Relating to reports included in Forms 11-K)

24.1	Limited Power of Attorney